Exhibit 10.1

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

CONFIDENTIAL

Sangamo BioSciences, Inc.

Point Richmond Tech Center

501 Canal Blvd., Suite A100

Richmond, CA 94804

510-970-6000 (Tel)

510-236-8951(Fax)

March 1, 2011

David A. Smoller, Ph.D.

Chief Scientific Officer

Sigma-Aldrich Co.

3050 Spruce Street,

St. Louis, MO 63103

Re: Research Agreement with CHDI Foundation, Inc.

Dear Dave:

In connection with the License Agreement dated July 10, 2007 (the “Sigma-Sangamo Agreement”) by and between Sangamo BioSciences, Inc. (“Sangamo”) and Sigma-Aldrich Co. (“Sigma”), as amended, Sigma and Sangamo hereby agree as set forth below:

1. CHDI Foundation, Inc. (“CHDI”) desires that Sangamo perform four research projects involving the generation and in vitro testing of zinc finger proteins (such proteins and nucleic acids encoding and capable of expressing such proteins, “ZFPs”) intended to bind and modulate expression of [***] of which are instrumental in the development of Huntington’s disease (collectively, the “Research”). For clarity, the Research does not involve the generation or testing of zinc finger nucleases.

2. Sangamo is entering into an agreement with CHDI (the “CHDI-Sangamo Agreement”) with respect to the performance of the Research and the rights of Sangamo, Sigma and CHDI with respect to ZFPs, data and intellectual property rights arising from such Research.

3. A copy of the CHDI-Sangamo Agreement, which has been redacted solely to remove the amount of the FTE rate paid by CHDI to Sangamo, has been provided to Sigma by Sangamo. The provisions of the CHDI-Sangamo Agreement that pertain to Sigma or are relevant to the Sigma-Sangamo Agreement are summarized as follows:

(a) Subject to CHDI’s right to cancel all or part of the Research and the rights of each of CHDI and Sangamo to terminate the CHDI-Sangamo Agreement and thereby discontinue Sangamo’s performance of the Research, Sangamo shall perform the Research under the supervision of a steering committee and shall receive payment from CHDI for such performance;

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

(b) For each of the four projects that comprise the Research, CHDI has the right to choose up to 3 ZFPs designed and tested by Sangamo in the course of performing such project as “Foundation Selected Project ZFPs.” For all Foundation Selected Project ZFPs and all vectors, plasmids and other nucleic acid forms encoding Foundation Selected ZFPs (collectively, “Project Research Materials”), CHDI has the following rights:

(i) To receive from Sangamo, with respect to each Foundation Selected Project ZFP, at least [***] such Foundation Selected Project ZFP (each such plasmid, a “Project Deliverable”);

(ii) To use Project Research Materials to identify, test, develop or manufacture a product or service for the diagnosis, treatment, cure or prevention of Huntington’s disease, provided that such Project Research Materials are not (1) used in humans, including in human clinical trials, (2) sold or offered for sale, or (3) used in any service offered to any third party (such permitted uses, “HD Research and Development”);

(iii) To make and store additional quantities of the Project Deliverables, to create new Project Research Materials that encode the same Foundation Selected Project ZFP and to make and store such additional Project Research Materials;

(iv) To engage one or more third parties (each, a “Foundation ZFP Manufacturer”) to (1) make, on CHDI’s behalf, additional quantities of Project Deliverables and other Project Research Materials that encode the same Foundation Selected Project ZFP, (2) store Project Research Materials on CHDI’s behalf, and (3) distribute Project Research Materials, on CHDI’s behalf, to those entities to which CHDI has the right to distribute Project Research Materials as described in paragraph (v) below; and

(v) To distribute Project Research Materials to (1) [***] (such entities together with their successors in interest, “Preferred Foundation Collaborators”), solely for them to perform HD Research and Development activities funded by CHDI, which may include engaging fee-for-service laboratories to perform such activities on the behalf of such Preferred Foundation Collaborator and distributing Project Research Materials to such fee-for-service laboratories solely for use in such performance.

(c) Notwithstanding the foregoing, CHDI does not have any right to alter the amino acid sequence of any Foundation Selected Project ZFP or to file any patent application that claims the composition of matter or use of any ZFP designed, made or tested by Sangamo in the course of performing the Research (each such ZFP, a “Project ZFP”). Before CHDI can provide (directly or indirectly) any Project Research Material to any Foundation ZFP Manufacturer or any Preferred Foundation Collaborator, it must enter into a written agreement with such Foundation ZFP Manufacturer or any Preferred Foundation Collaborator that requires such entity to comply with the applicable limitations set forth above and that prohibits such entity from altering the amino acid sequence of any Foundation Selected Project ZFP and from filing any patent application that claims the composition of matter or use of any Project ZFP. Sangamo shall be a third party beneficiary to these agreements with respect to such limitations and prohibitions. CHDI shall provide Sangamo with a copy of each such agreement, shall take commercially reasonable efforts to cause such entity to comply with such limitations and prohibitions, and shall cooperate with Sangamo’s exercise of its third party beneficiary rights.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

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(d) Sangamo is obligated to provide to Sigma, within 30 days after CHDI’s selection of a particular Foundation Selected Project ZFP, a reasonable quantity of the Project Deliverable for such Foundation Selected Project ZFP and those data arising from the Research that relate to such Foundation Selected Project ZFP and that Sangamo reasonably expects Sigma will need in order to decide whether it desires to sell Project Research Materials that encode such Foundation Selected Project ZFP in the Field pursuant to the Sigma-Sangamo Agreement. Sangamo is obligated to provide CHDI with a list of the Project Deliverables and data delivered to Sigma and the date of such delivery. If Sigma wishes to exercise its right to sell such Project Research Materials in the Field pursuant to the Sigma-Sangamo Agreement, it must notify Sangamo in writing within 60 days of its receipt of such data. If Sigma exercises such right, CHDI shall nevertheless have the rights set forth in paragraph (b) above (subject to the limitations set forth in paragraph (c) above) with respect to Project Research Materials that encode such Foundation Selected Project ZFP. If Sigma does not exercise such right or, if despite timely exercising such right, Sigma either (1) does not, within 120 days after receipt of such data, commence sale of Project Research Materials that encode such Foundation Selected ZFP, for all activities within the scope of HD Research and Development, or (2) stops selling such Project Research Materials for such activities and stops complying with or responding to CHDI’s requests to sell such Project Research Materials to particular entities, then all Project Research Materials that encode such Foundation Selected Project ZFP shall be considered “Sigma Non-Distributed Project Research Materials” and CHDI shall have the following rights with respect thereto, unless and until they cease to be Sigma Non-Distributed Project Research Materials as described in paragraph (f) below:

(i) To use Sigma Non-Distributed Project Research Materials for HD Research and Development;

(ii) To make and store additional quantities of the Project Deliverables for Sigma Non-Distributed Project Research Materials, to create new Sigma Non-Distributed Project Research Materials that encode the same Foundation Selected Project ZFP and to make and store such additional Sigma Non-Distributed Project Research Materials;

(iii) To engage one or more Foundation ZFP Manufacturers to (1) make, on CHDI’s behalf, additional quantities of Project Deliverables and other Sigma Non-Distributed Project Research Materials that encode the same Foundation Selected Project ZFP, (2) store Sigma Non-Distributed Project Research Materials on CHDI’s behalf, and (3) distribute Sigma Non-Distributed Project Research Materials, on CHDI’s behalf, to those entities to which CHDI has the right to distribute Sigma Non-Distributed Project Research Materials as described in paragraph (iv) below;

(iv) To distribute Sigma Non-Distributed Project Research Materials to (1) Foundation ZFP Manufacturers, solely for them to perform the activities described in paragraph (iii) above and (2) third parties and affiliates of CHDI (each a “Sigma Non-Distributed Project Research Material Distributee”), solely for them to perform HD Research and Development, which may include engaging fee-for-service laboratories to perform such research and development on the behalf of such Sigma Non-Distributed Project Research Material Distributee and distributing Project Research Materials to such fee-for-service laboratories solely for use in such performance; and

(v) To receive reimbursement from each Sigma Non-Distributed Project Research Material Distributee for any shipping or handling expenses incurred by CHDI in connection with distributing those Sigma Non-Distributed Project Research Materials received by

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such Sigma Non-Distributed Project Research Material Distributee; provided that (1) CHDI does not receive any other compensation or consideration from any Sigma Non-Distributed Project Research Material Distributee in connection with distribution of Sigma Non-Distributed Project Research Materials to such Sigma Non-Distributed Project Research Material Distributee and (2) CHDI does not sell or transfer title to any Sigma Non-Distributed Project Research Material.

(e) Notwithstanding the foregoing, CHDI does not have any right to alter the amino acid sequence of any Foundation Selected Project ZFP or to file any patent application that claims the composition of matter or use of any Project ZFP. Before CHDI can provide (directly or indirectly) any Sigma Non-Distributed Project Research Material to any Foundation ZFP Manufacturer or any Sigma Non-Distributed Project Research Material Distributee, it must enter into a written agreement with such Foundation ZFP Manufacturer or Sigma Non-Distributed Project Research Material Distributee that requires such entity to comply with the applicable limitations set forth above and that prohibits such entity from altering the amino acid sequence of any Foundation Selected Project ZFP and from filing any patent application that claims the composition of matter or use of any Project ZFP. Sangamo shall be a third party beneficiary to these agreements with respect to such limitations and prohibitions. CHDI shall provide Sangamo with a copy of each such agreement, shall take commercially reasonable efforts to cause such entity to comply with such limitations and prohibitions, and shall cooperate with Sangamo’s exercise of its third party beneficiary rights.

(f) All Sigma Non-Distributed Project Research Materials with respect to a particular Foundation Selected Project ZFP shall cease to be Sigma Non-Distributed Project Research Materials and shall revert to being Project Research Materials (in which case CHDI shall have the rights set forth in paragraph (b) above (subject to the limitations set forth in paragraph (c) above), rather than the rights set forth in paragraph (d) above (subject to the limitations set forth in paragraph (e) above)) under the following circumstances:

(i) With respect to those Project Research Materials that became Sigma Non-Distributed Project Research Materials on account of Sigma, after timely exercising its right to sell such materials, failing to commence sale, within 120 days after receipt of data from Sangamo with respect to the applicable Foundation Selected Project ZFP, of any Project Research Materials that encode such Foundation Selected Project ZFP, for all activities within the scope of HD Research and Development: such materials shall cease to be Sigma Non-Distributed Project Research Materials at such time as Sigma makes at least one Project Research Material that encodes such Foundation Selected Project ZFP available for sale to third parties, for all activities within the scope of HD Research and Development (including upon CHDI’s request) and Sigma notifies CHDI in writing of such availability; or

(ii) With respect to those Project Research Materials that became Sigma Non-Distributed Project Research Materials on account of Sigma, after timely exercising its right to sell such materials and commencing sale of Project Research Materials that encode such Foundation Selected Project ZFP for all activities within the scope of HD Research and Development, ceasing sale of such Project Research Materials for such activities or ceasing compliance with or response to CHDI’s requests to sell such Project Research Materials to particular entity and notifying CHDI that Sigma is trying to overcome a shortage or manufacturing difficulties with such Project Research Material: such materials shall cease to be Sigma Non-Distributed Project Research Materials at such time as Sigma notifies CHDI in writing that Sigma has succeeded in overcoming such shortage or manufacturing difficulty and such material is available (including upon CHDI’s request) for sale for all activities within the scope of RD Research and Development.

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(g) During the period between Sigma’s timely exercise of its right to sell Project Research Materials that encode a particular Foundation Selected Project ZFP and Sigma’s commencement of sale of such Project Research Materials for all activities within the scope of HD Research and Development, if CHDI requests that Sigma sell such Project Research Materials to a particular entity, Sigma shall use commercially reasonable efforts to make available to such entity for sale for all activities within the scope of HD Research and Development, Project Research Material of Sigma’s choosing that encodes such Foundation Selected Project ZFP.

(h) At the request of CHDI, which request identifies one or more particular Preferred Foundation Collaborators and one or more particular Project Research Materials that are then being sold by Sigma for all activities within the scope of HD Research and Development and that such Preferred Foundation Collaborator(s) will use in HD Research and Development activities funded by CHDI, Sigma will sell such Project Research Materials to such Preferred Foundation Collaborator(s) at the price that Sigma then sells such Project Research Materials to customers that are non-profit entities (despite the fact that such Preferred Foundation Collaborator(s) are not non-profit entities), provided that such Preferred Foundation Collaborator(s) use such Project Research Materials solely to perform HD Research and Development activities funded by CHDI.

(i) If CHDI or a Preferred Foundation Collaborator purchases Project Research Materials from Sigma, which Project Research Materials, in the case of purchase by a Preferred Foundation Collaborator, are purchased and used for the sole purpose of conducting HD Research and Development funded by CHDI, then CHDI’s and such Preferred Foundation Collaborator’s rights to use and distribute such Project Research Materials will be governed by the more permissive of (1) any label license or other agreement between Sigma and CHDI or such Preferred Foundation Collaborator that applies to such purchased Project Research Materials and (2) the terms and conditions set forth in paragraphs (b) and (c) above. With respect to such purchased Project Research Materials, Sigma shall not enforce against CHDI or any Preferred Foundation Collaborator any terms of any label license or other agreement between Sigma and CHDI or such Preferred Foundation Collaborator that are more restrictive than the terms and conditions set forth in paragraphs (b) and (c) above.

(j) Sangamo shall solely own and CHDI shall not have any ownership, license or other interest in:

(i) any data, formulae, outcomes or other results that are produced in the course of the Research while Sangamo is using its proprietary process for designing, generating and optimizing ZITS and before the determination of the amino acid sequence of any Project ZFP for the applicable research project, and that, if disclosed, would result in the disclosure of such process, except to the extent that they constitute (1) data that constitute the (x) amino acid sequence of any Project ZFP, (y) the nucleic acid sequence of any Project ZFP, or (z) a nucleic acid sequence that encodes any Project ZFP (such data, “Project ZFP Sequence Results”), (2) Company Background Intellectual Property (as defined in paragraph (r) below) or (3) Foundation Background Intellectual Property (as defined in paragraph (q) below) (such data, formulae, outcomes or other results, the “Project Non-Sequence Design Phase Results”). For clarity, the Project Non-Sequence Design Phase Results does not include any data, formulae, outcomes or other results of any of the following types: (A) the code number assigned by Sangamo to a Project ZFP; (B) the location within the htt target gene to which a Project ZFP is designed to bind, (C) Htt gene expression data collected following transient transfection with a Project ZFP, (D) results of a bioinformatic genome-wide search for sites to which a Project ZFP binds or (E) microarray data for a Project ZFP; and

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(ii) all data that constitute the (1) amino acid sequence or nucleic acid sequence of any Project ZFP that is not a Foundation Selected Project ZFP, or (2) a nucleic acid sequence that encodes any Project ZFP that is not a Foundation Selected Project ZFP (such data, “Foundation Non-Selected Project ZFP Sequence Results”).

(k) Sangamo and CHDI shall each own an undivided one-half interest in and to all data, formulae, outcomes and other results produced in the course of the Research which are not Project Non-Sequence Design Phase Results, Foundation Non-Selected Project ZFP Sequence Results, Company Background Intellectual Property or Foundation Background Intellectual Property (such data, formulae, outcomes or other results, “Project Results”). Notwithstanding its joint ownership of the Project Results, CHDI only has the following rights with respect to the Project Results:

(i) To use Project Results for HD Research and Development;

(ii) To disclose Project Results related to Project Research Materials to Foundation ZFP Manufacturers, solely for them to make, store and/or distribute Project Research Materials in accordance with paragraphs (b) and (c) above, and to Preferred Foundation Collaborators solely for them to make and use Project Research Materials in accordance with paragraphs (11) and (c) above; and

(iii) To disclose Project Results related to Sigma Non-Distributed Project Research Materials to Foundation ZFP Manufacturers, solely for them to make, store and/or distribute Project Research Materials in accordance with paragraphs (b) and (c) above, and to Sigma Non-Distributed Project Research Material Distributees, solely to use Sigma Non-Distributed Project Research Materials in accordance with paragraphs (d) and (e) above.

(l) Notwithstanding the foregoing, CHDI does not have any right to disclose any Project Results relating to a particular Foundation Selected Project ZFP until at least 30 days have elapsed since CHDI notified Sangamo that it chose such Project ZFP as a Foundation Selected Project ZFP. CHDI shall not permit any Foundation ZFP Manufacturer, Preferred Foundation Collaborator or Sigma Non-Distributed Project Research Material Distributes to receive or use any Project Results until it enters into a written agreement with such Foundation ZFP Manufacturer, Preferred Foundation Collaborator or Sigma Non-Distributed Project Research Material Distributee that requires such entity to comply with the applicable use limitations set forth above and prohibits such entity from disclosing the Project Results except on a need-to-know basis and subject to confidentiality obligations that are similar to those set forth in Section I l of the CHDI-Sangamo Agreement, to its affiliates, directors, officers, employees, representatives, consultants, agents, service providers and advisors (including scientific advisors and legal counsel). Sangamo shall be a third party beneficiary to these agreements with respect to such limitations and prohibitions. CHDI shall provide Sangamo with a copy of each such agreement, shall take commercially reasonable efforts to cause such entity to comply with such limitations and prohibitions, and shall cooperate with Sangamo’s exercise of its third party beneficiary rights.

(m) Sangamo and CHDI shall each own an undivided one-half interest in and to all discoveries, inventions, formulations, know-how, methods, technological developments, enhancements, modifications, improvement, works of authorship, computer software (including, but not limited to, source code and executable code) and documentation thereof, data or collection of data, whether patentable or not, or susceptible to copyright or any other form of legal protection (collectively, “Intellectual Property”) conceived, discovered, invented, made or first reduced to

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practice in the course of the performance of the Research, regardless of inventorship, that does not constitute Company Background Intellectual Property or Foundation Background Intellectual Property (such Intellectual Property, “Project Intellectual Property”). Except with respect to challenge-related activities required by law, each of Sangamo and CHDI would forfeit its ownership interest in particular Project Intellectual Property (and such Project Intellectual Property would become solely owned by the other party) if (x) such party challenges or assists others in challenging the validity of such Project Intellectual Property or (y) such party’s licensee or sublicensee of such Project Intellectual Property challenges or assists others in challenging the validity of such Project Intellectual Property and such party does not terminate such license or sublicense within 30 days of becoming aware of such challenge or assistance. Notwithstanding CHDI’ s joint ownership of the Project Intellectual Property, CHDI has granted to Sangamo a fully paid up, royalty-free, irrevocable, perpetual, worldwide exclusive license (with the right to sublicense) to use the Project Intellectual Property for any and all purposes and CHDI has only reserved the following rights with respect to the Project Intellectual Property:

(i) To use and practice Project Intellectual Property that (I) is reasonably necessary or useful to make, use or sell ZFPs or ZFP-related services for research purposes or (2) claims the composition of matter, manufacture or use of ZFPs or ZFP-related services useful for research purposes (the “ZFP Project Intellectual Property”) solely to (A) use, have used, distribute and have distributed Project Results for HD Research and Development, (B) make, have made, use, have used, distribute, have distributed, import and have imported Project Research Materials for HD Research and Development and (C) distribute and have distributed Sigma Non-Distributed Project Research Materials for HD Research and Development, in each case in accordance with the terms and conditions set forth above;

(ii) To use and practice all Project Intellectual Property that is not ZFP Project Intellectual Property (the “Non-ZFP Project Intellectual Property”) solely for HD Research and Development; and

(iii) To grant licenses (without the right to grant sublicenses) under Project Intellectual Property as follows:

(1) under ZFP Project Intellectual Property, to (A) Preferred Foundation Collaborators solely to make, have made, use, have used (solely by fee-for-service laboratories conducting HD Research and Development activities on behalf of the Preferred Foundation Collaborators which activities are funded by CHDI) Project Results and Project Research Materials for HD Research and Development activities funded by CHDI solely in accordance with paragraphs (b), (c), (k) and (1) above, (B) Foundation ZFP Manufacturers solely to make Project Research Materials and to distribute Project Research Materials to other Foundation ZFP Manufacturers and Preferred Foundation Collaborators solely in accordance with paragraphs (b) and (c) above, (C) Foundation ZFP Manufacturers solely to make Sigma Non-Distributed Project Research Materials and to distribute Sigma Non-Distributed Project Research Materials to other Foundation ZFP Manufacturers and Sigma Non-Distributed Project Research Material Distributees solely in accordance with paragraphs (d) and (e) above, and (D) Sigma Non-Distributed Project Research Material Distributees solely to use and have used (solely by fee-for-service laboratories conducting HD Research and Development on behalf of the Sigma Non-Distributed Project Research Material Distributees) Sigma Non-Distributed Project Research Material for HD Research and Development solely in accordance with paragraphs (d) and (e) above; and

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(2) under Non-ZFP Project Intellectual Property, to any person or entity solely to use and have used (solely by fee-for-service laboratories conducting HD Research and Development activities on behalf of such person or entity) for HD Research and Development.

(n) Notwithstanding the foregoing, CHDI does not have any right to disclose any Project Intellectual Property, except on a need-to-know basis and subject to confidentiality obligations that are similar to those set forth in Section 11 of the CHDI-Sangamo Agreement, (i) to a person or entity to whom CHDI has the right, as described in paragraph (m) above to grant a license to such Project Intellectual Property or (ii) to CHDI’s affiliates, directors, officers, employees, representatives, consultants, agents, service providers and advisors (including scientific advisors and legal counsel). CHDI shall not grant any license under any Project Intellectual Property to any person or entity until it enters into a written agreement with such person or entity that prohibits such person or entity from (1) using ZFP Project Intellectual Property or Non-ZFP Project Intellectual Property, as the case may be, for any purpose other than as expressly permitted by paragraph (m) above, (2) granting sublicenses to any third party (other than to fee-for-service laboratories providing services on their behalf to conduct such licensed activities) and (3) disclosing the Project Intellectual Property, except on a need-to-know basis and subject to confidentiality obligations that are similar to those set forth in Section 11 of the CHDI-Sangamo Agreement, to its affiliates, directors, officers, employees, representatives, consultants, agents, service providers and advisors (including scientific advisors and legal counsel). Sangamo shall be a third party beneficiary to these agreements with respect to such limitations and prohibitions. CHDI shall provide Sangamo with a copy of each such agreement, shall take commercially reasonable efforts to cause such entity to comply with such limitations and prohibitions, and shall cooperate with Sangamo’s exercise of its third party beneficiary rights.

(o) CHDI does not have any right to prepare, file, prosecute or maintain any patent application or patent disclosing or claiming any Project Intellectual Property, which patent applications and patents shall be filed by Sangamo, at its discretion and expense, in the names of Sangamo and CHDI as co-owners. Sangamo is required to provide CHDI, prior to filing, with a copy of all documents proposed to be filed with respect to such patent applications or patents, and CHDI is required to provide, at Sangamo’s request and expense, reasonable assistance to Sangamo with respect to Sangamo’s preparation, filing, prosecution and maintenance of such patent applications and patents. Sangamo and CHDI are each required to provide the other with written notice of any alleged or threatened infringement or misappropriation of any Project Intellectual Property of which it is aware (such notice, the “Infringement Notice”). CHDI does not have any right to enforce any Project Intellectual Property against infringers or misappropriators but if CHDI notifies Sangamo within 30 days after the Infringement Notice that the alleged, threatened or actual infringer or misappropriator is a person or entity that CHDI has licensed to practice such Project Intellectual Property, then Sangamo is obligated to notify CHDI before initiating any dispute resolution proceedings (other than a temporary restraining order) against such person or entity, and to discuss in good faith with CHDI the merits of any such claim and alternative strategies for dispute resolution. Sangamo is obligated to notify CHDI within 30 days after the Infringement Notice if Sigma is entitled, pursuant to the Sigma-Sangamo Agreement, to exercise some or all of the foregoing rights and obligations of Sangamo in respect of any particular alleged or threatened infringement or misappropriation claim. Sangamo is not permitted to settle a claim brought against a third party in respect of such infringement or misappropriation in a manner that would reasonably be expected to have a material adverse effect on CHDI’s rights with respect to the Project Intellectual Property without the consent of CHDI, which consent shall not be unreasonably withheld or delayed.

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(p) Except to the extent exclusively licensed to Sigma pursuant to the Sigma-Sangamo Agreement and not included in the rights retained by Sangamo pursuant to the Sigma-Sangamo Agreement, Sangamo has the right: (i) to make, have made, store, have stored, distribute and have distributed then all Project Research Materials and all Sigma Non-Distributed Project Research Materials for any and all purposes; (ii) to use the Project Results for any and all purposes; (iii) to use and practice Project Intellectual Property for any and all purposes; (iv) to collaborate with its Affiliates and Third Parties with respect any or all of the activities described in (i), (ii) or (iii); and (v) to license or otherwise permit its Affiliates and Third Parties to perform any or all of the activities described in (i), (ii) or (iii).

(q) Sangamo has a fully paid, non-exclusive, worldwide license from CHDI, under Intellectual Property that is (i) owned by, or licensed to, CHDI at the time of signing, (ii) is acquired by, or licensed to, CHDI after signing but within three years after the end of the term of the CHDI-Sangamo Agreement and not as a result of a merger or acquisition, or (iii) is conceived, discovered, invented or made by, or on behalf of, CHDI during the term of the CHDI-Sangamo Agreement outside CHDI’s performance of the Research (such Intellectual Property, “Foundation Background Intellectual Property”), solely to the extent necessary to (1) conduct the Research, (2) use, have used, distribute and have distributed the Project Results for research and development purposes, including preclinical and clinical development and sale solely for research purposes (“Research and Development”), (3) make, have made, use, have used, distribute, have distributed, import and have imported Project ZFPs for Research and Development, and (4) grant Sigma a sublicense to make, have made, use, have used, distribute, have distributed, import, have imported, offer to sell, sell and have sold Project Research Materials in accordance with the Sigma-Sangamo Agreement. Such license is irrevocable and perpetual except with respect to Foundation Background Intellectual Property licensed from a third party, which is subject to termination. Such license is also, with respect to such Foundation Background Intellectual Property, limited by the terms of the relevant third party license .agreement, which may be limited to Research and Development directed to Huntington’s disease. Sangamo may grant non-sublicenseable sublicenses of the licenses described in (2) and (3) above to its affiliates and to third parties that are parties to research or development collaboration agreements with Sangamo relating to the Project ZFP(s) or Project Results. Sangamo’s sublicense to Sigma must expressly prohibit Sigma from granting further sublicenses to third parties without the prior written permission of CHDI, which permission CHDI shall not withhold or unreasonably delay (except to the extent that CHDI does not have the right to permit further sublicensing) if Sigma is also granting such third party a sublicense, under Sigma’s license from Sangamo pursuant to the Sigma-Sangamo Agreement, which sublicense shall include the right to make, have made, use, have used, distribute, have distributed, import, have imported, offer to sell, sell and have sold Project Research Materials. Upon granting the sublicense described in (4) to Sigma, Sangamo shall promptly notify CHDI and provide CHDI with a copy of such sublicense agreement, which copy may be redacted to remove financial or other information that is not relevant to such sublicense or Sangamo’s obligations with respect to its licenses to the Foundation Background Intellectual Property.

(r) CHDI has a fully paid, non-exclusive, worldwide license from Sangamo, under Intellectual Property controlled by Sangamo that is (i) owned by Sangamo at the time of signing, (ii) licensed to Sangamo at the time of signing pursuant to the Patent License Agreement by and between Massachusetts Institute of Technology and Sangamo dated May 9, 1996 (but specifically excluding all Intellectual Property rights licensed to the Company pursuant to the Fifth Amendment of such agreement, which amendment is dated December 15, 2000) or the License Agreement by and between the Scripps Research Institute and Sangamo dated March 14, 2000 (the “Scripps

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Agreement”), (iii) is acquired by Sangamo after signing but within three years after the end of the term of the CHDI-Sangamo Agreement and not as a result of a merger or acquisition, or (iv) is conceived, discovered, invented or made by, or on behalf of, Sangamo during the term of the CHDI-Sangamo Agreement outside Sangamo’s performance of the Research (such Intellectual Property, “Company Background Intellectual Property”), solely to the extent necessary to (1) use, have used, distribute and have distributed the Project Results in accordance with paragraphs (k) and (I) above, (2) make, have made, use, have used, distribute, have distributed, import and have imported Project Research Materials for HD Research and Development in accordance with paragraphs (b) and (c) above, and (3) distribute and have distributed Sigma Non-Distributed Project Research Materials for I ID Research and Development in accordance with paragraphs (d) and (e) above. Such license is irrevocable and perpetual, except with respect to Company Background Intellectual Property licensed from a third party, which is subject to termination. Such license is also, with respect to such Company Background Intellectual Property, limited by the terms of the relevant third party license agreement which terms are specified in exhibits to the CHDI-Sangamo Agreement. Except with respect to Company Background Intellectual Property licensed to Sangamo pursuant to the Scripps Agreement (“Scripps IP”), CHDI may grant non-sublicenseable sublicenses of the licenses described above to (A) Preferred Foundation Collaborators solely to make, have made, use, have used (solely by fee-for-service laboratories conducting CHDI-funded HD Research and Development on behalf of the Preferred Foundation Collaborators) Project Results and Project Research Materials for HD Research and Development activities funded by the Foundation, (B) Foundation ZFP Manufacturers solely to make and distribute Project Research Materials and Sigma Non-Distributed Project Research Materials to other Foundation ZFP Manufacturers, Preferred Foundation Collaborators and Sigma Non-Distributed Project Research Material Distributees, (C) Sigma Non-Distributed Project Research Material Distributees solely to use and have used (solely by fee-for-service laboratories conducting HD Research and Development on behalf of the Sigma Non-Distributed Project Research Material Distributees) Sigma Non-Distributed Project Research Material for HD Research and Development, and (D) affiliates of CHDI. Each such sublicense granted by CHDI to a third party sublicensee must comply with the scope limitations set forth above and must expressly prohibit such sublicensee from granting further sublicenses. Upon granting any such sublicense, CHDI shall promptly notify Sangamo and provide Sangamo with a copy of such sublicense agreement, which copy may be redacted to remove financial or other information that is not relevant to such sublicense or CHDI’s obligations with respect to its licenses to the Foundation Background Intellectual Property, except to the extent that such sublicense includes Company Background Intellectual Property licensed from a third party and the relevant third party license agreement does not penult such redaction. Since Sangamo cannot grant CHDI the right to grant sublicenses under the Scripps IP, Sangamo is obligated, upon CHDI’s request, to grant a direct non-exclusive sublicense of Scripps IP to a party described in (A)-(D) above if CHDI is granting a sublicense to such party under other Company Background Intellectual Property. The CHDI-Sangamo Agreement includes a mechanism for expanding the license described in this paragraph (r) to include Intellectual Property licensed to Sangamo after signing but within three years after the end of the term of the CHDI-Sangamo Agreement.

(s) The Project Intellectual Property and Project Results are the confidential information of both CHDI and Sangamo, and neither Sangamo nor CHDI may use them for any purpose or disclose them to any person or entity except as follows:

(i) Sangamo may use such confidential information for any purpose and may disclose such confidential information, on a need-to-know basis and subject to confidentiality

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obligations that are similar to those set forth in Section 11 of the CHDI-Sangamo Agreement, to any person or entity.

(ii) CHDI may use Project Intellectual Property as described in subsections (i) and (ii) of paragraph (m) above and Project Results as described in subsection (i) of paragraph (k) above. CHDI may disclose Project Intellectual Property as described in paragraph (n) above and Project Results as described in subsections (i) and (ii) of paragraph (k) above and paragraph (1) above.

(t) The terms and conditions of the CHDI-Sangamo Agreement are the confidential information of both CHDI and Sangamo, and neither Sangamo nor CHDI may use them for any purpose or disclose them to any person or entity except as follows:

(i) Sangamo may use such confidential information for any purpose and may disclose such confidential information, on a need-to-know basis and subject to confidentiality obligations that are similar to those set forth in Section 11 of the CHDI-Sangamo Agreement, to (1) its affiliates, directors, officers, employees, representatives, consultants, agents, service providers and advisors (including scientific advisors and legal counsel), (2) its third party licensors (to the extent that such disclosure is required by the relevant license agreement), (3) Sigma, (4) its potential and actual acquirors, and (5) its third party collaborators, provided that (except for disclosures made to potential and actual acquirors of Sangamo and disclosures made to third party licensors where the terms of the relevant license agreement do not permit such redaction) Sangamo redacts the amount of the FTE rate paid by CHDI to Sangamo.

(ii) CHDI may disclose such confidential information, on a need-to-know basis and subject to confidentiality obligations that are similar to those set forth in Section 11 of the CHDI-Sangamo Agreement, to its affiliates, directors, officers, employees, representatives, consultants, agents, service providers and advisors (including scientific advisors and legal counsel).

(u) Sangamo is obligated to indemnify CHDI and its affiliates and their respective members, directors, officers, employees, representatives, consultants, agents and service providers (the “Foundation Indemnified Parties”) with respect to third party claims arising from Sigma’s use of the Project Research Materials, Project Results, Project Intellectual Property or Foundation Background Intellectual Property.

4. Sangamo and Sigma further agree as follows:

(a) For the avoidance of doubt, each Foundation Selected Project ZFP and the Project Research Materials that encode it shall be deemed to be a “Licensed Product” under the Sigma-Sangamo Agreement.

(b) For the avoidance of doubt, any ZFP Project Intellectual Property that is a patent or patent application that claims the composition of matter, manufacture or use of ZFP Products useful in the Field shall be deemed to be a “Sangamo Patent” pursuant to the Sigma-Sangamo Agreement, and all other ZFP Project Intellectual Property shall be deemed to be “Sangamo Know-Flow” pursuant to the Sigma-Sangamo Agreement.

(c) For the avoidance of doubt, contents of this letter, the terms and conditions of the CHDI-Sangamo Agreement, the copy of the CHDI-Sangamo Agreement provided by Sangamo to

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Sigma, and all other Information disclosed by Sangamo to Sigma with respect to the CHDI-Sangamo Agreement (including Project Results and Project Intellectual Property) shall be deemed to be the “Confidential Information of Sangamo” pursuant to the Sigma-Sangamo Agreement, and Sigma shall comply with the nondisclosure and nonuse obligations set forth in the Sigma-Sangamo Agreement with respect thereto.

(d) Sigma shall indemnify, defend and hold the Sangamo Indemnitees harmless pursuant to Section 12.2(a) of the Sigma-Sangamo Agreement with respect to Damages arising from Sangamo’s obligation to indemnify the Foundation Indemnified Parties as described in Section 3(u) above.

(e) Sigma shall be bound by and comply with the limitations and obligations set forth in Sections 3(d), (g), (h) and (i) of this letter.

(f) Sangamo will promptly provide to Sigma a copy of all notices received by Sangamo from CHDI pursuant to the CHDI-Sangamo Agreement that pertain to Sigma or are relevant to the Sigma-Sangamo Agreement.

(g) Sangamo shall not amend any provisions of the CHDI-Sangamo Agreement that relate to or impact Sigma without the consent of Sigma, which consent shall not be unreasonably withheld or delayed.

5. Notwithstanding the exclusive nature of those exclusive licenses granted by Sangamo to Sigma in the Sigma-Sangamo Agreement or any other terms of the Sigma-Sangamo Agreement, Sigma agrees and consents to: (a) Sangamo’s performance of the Research, (b) the licenses granted by Sangamo to CHDI pursuant to the CHDI-Sangamo Agreement, and (c) the rights of CHDI, Foundation ZFP Manufacturers, Preferred Foundation Collaborators, Sigma Non-Distributed Project Research Material Distributees, Sangamo, and Sangamo’s collaborators and licensees with respect to Project Research Materials, Sigma Non-Distributed Project Research Materials, Project Results and Project Intellectual Property, in each case as are specified in the CHDI-Sangamo Agreement and summarized in this letter. Sigma further confirms that, as a result of such agreement and consent by Sigma, such performance, license and rights do not violate the terms of the Sigma-Sangamo Agreement.

6. The Sigma-Sangamo Agreement is hereby amended to the extent necessary to implement the CHDI-Sangamo Agreement as summarized in this letter.

Any capitalized term used in this letter that is not defined herein shall have the meaning given to such term in the Sigma-Sangamo Agreement.

Please confirm Sigma’s acknowledgment and agreement by signing below.

Sincerely,

/s/ Edward O. Lanphier

Edward O. Lanphier

President and Chief Executive Officer

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Acknowledged and Agreed:

Sigma-Aldrich Co.

By:	/s/ David A. Smoller, Ph.D.
David A. Smoller, Ph.D.
Chief Scientific Officer

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